Exhibit 99.1
Section 2: EX-99.1

LIVE OAK BANCSHARES, INC. REPORTS FOURTH QUARTER 2017 RESULTS
Wilmington, NC, January 24, 2018 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported fourth quarter net earnings available to common shareholders of $71.7 million, or $1.74 per diluted share, compared to $5.5 million, or $0.16 per diluted share, for the fourth quarter of 2016. The fourth quarter of 2017 included a pretax gain of $68.0 million related to an equity method investment in Apiture, LLC ("Apiture"), an $18.9 million revaluation of the Company's net deferred tax liability, and several other smaller non-routine costs. Net earnings for the year ended December 31, 2017 totaled $100.5 million, or $2.65 per diluted share, compared to $13.8 million for the year ended December 31, 2016, or $0.39 per diluted share.
“2017 was a phenomenal year for Live Oak in many ways. We enjoyed record earnings per share of $2.65 while experiencing terrific growth in recurring revenue sources that exceeded $100 million. We continued our mission to serve small businesses with record setting loan originations in excess of $1.9 billion while steadily expanding the roster of industry sectors we focus on. Specific to the fourth quarter of 2017, we closed our joint venture with First Data Corporation to create Apiture as part of our desire to fundamentally change an industry through open application program technology on next-generation digital banking platforms. We also conducted a highly successful capital raise this past year while recent changes in the tax code further bolstered our capital account, affording us additional opportunities to invest in our growth, our employees, our customers, and our community,” said James S. Mahan, III, Chief Executive Officer of Live Oak.
Year over Year Highlights

(Dollars in thousands, except per share data)			Increase (Decrease)
	2017	2016	Dollars	Percent
Net interest income and servicing revenues	$102,622	$64,042	$38,580	60%
Net income attributable to Live Oak Bancshares, Inc.	100,499	13,773	86,726	630
Diluted earnings per share	2.65	0.39	2.26	579
Non-GAAP net income (1)	47,187	20,148	27,039	134
Non-GAAP diluted earnings per share (1)	1.25	0.57	0.68	119
Loan and lease production:
Loans and leases originated	$1,934,238	$1,537,010	$397,228	26%
% Fully funded	50.9%	48.2%	n/a	n/a
Loan sales:
Guaranteed loans sold	$787,926	$761,933	$25,993	3%
Net gains on sales of guaranteed loans	79,090	75,326	3,764	5
Average net gain on sale of guaranteed loans, per million sold	100.38	98.86	1.52	2
(1) See accompanying GAAP to Non-GAAP Reconciliation.

Fourth Quarter 2017 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	Q4 2017	Q4 2016	Dollars	Percent	Q3 2017
Net interest income and servicing revenues	$28,977	$18,060	$10,917	60%	$27,515
Net income attributable to Live Oak Bancshares, Inc.	71,730	5,480	66,250	1,209	12,862
Diluted earnings per share	1.74	0.16	1.58	988	0.33
Non-GAAP net income (1)	16,875	6,076	10,799	178	13,312
Non-GAAP diluted earnings per share (1)	0.41	0.17	0.24	141	0.34
Loan and lease production:
Loans and leases originated	$483,422	$514,565	$(31,143)	(6)%	$395,682
% Fully funded	42.9%	48.0%	n/a	n/a	37.4%
Loan sales:
Guaranteed loans sold	$211,654	$260,125	$(48,471)	(19)%	$163,843
Net gains on sales of guaranteed loans	23,314	22,513	801	4	18,148
Average net gain on sale of guaranteed loans, per million sold	110.15	86.55	23.6	27	110.76
(1) See accompanying GAAP to Non-GAAP Reconciliation.
Loans and Leases
At December 31, 2017, the total loan and lease portfolio of $2.02 billion increased 55.5% above its level of a year ago and 8.7% from September 30, 2017. Net loans and leases held for investment increased $170.9 million, or 14.9%, to $1.32 billion at December 31, 2017, from $1.15 billion at September 30, 2017. Loans held for sale decreased $12.1 million, or 1.8%, to $680.5 million at December 31, 2017, from $692.6 million at September 30, 2017. Loan and lease originations totaled $483.4 million during the fourth quarter of 2017, an increase of $87.7 million, or 22.2%, from the third quarter of 2017. Originations for year ended December 31, 2017 rose by 25.8% to $1.93 billion compared to $1.54 billion for the year ended December 31, 2016. The total loan and lease portfolio at December 31, 2017, and September 30, 2017, of $2.02 billion and $1.86 billion, respectively, were comprised of approximately 61.4% and 60.6% of unguaranteed loans and leases, respectively.
Average loans and leases were $1.91 billion during the fourth quarter of 2017 compared to $1.77 billion during the third quarter of 2017.
Net Interest Income
Net interest income for the fourth quarter of 2017 increased to $23.0 million compared to $12.4 million for the fourth quarter of 2016. The increase was driven by the significant growth in the combined held for sale and held for investment loan and lease portfolios and reflected the Company's initiative to grow recurring revenue sources by increasing the level of loans and leases retained on the balance sheet. The net interest margin of 4.07% for the fourth quarter of 2017 increased from 3.91% for the third quarter of 2017. The net interest margin has risen by 99 basis points from the fourth quarter of 2016 as the Company has benefited from the repricing characteristics of its loan portfolio in the rising interest rate environment.
Noninterest Income
Noninterest income for the fourth quarter of 2017 totaled $95.4 million, compared to $26.3 million for the fourth quarter of 2016. The increase was driven by a $68.0 million gain arising from the Company’s equity method investment in Apiture. Excluding this one-time gain, noninterest income totaled $27.4 million for the fourth quarter of 2017, a $1.1 million increase over the fourth quarter of 2016.
Net gains on sales of loans increased to $23.3 million in the fourth quarter of 2017 compared to $22.5 million in the fourth quarter of 2016 and $18.1 million for the third quarter of 2017. The volume of guaranteed loans sold in the fourth quarter of 2017 totaled $211.7 million compared to $163.8 million in the third quarter of 2017 and $260.1 million in the fourth quarter of 2016. The decline in the volume of guaranteed loans sold compared to fourth quarter of 2016 was countered by a significant increase in the average net gain on sale at $110.2 thousand per million sold for the fourth quarter of 2017 compared to $86.6 thousand per million sold for the fourth quarter of 2016.

Loan servicing revenues of $6.0 million in the fourth quarter of 2017 increased by $333 thousand from the fourth quarter of 2016. The net loss resulting from the servicing asset revaluation totaled $6.3 million for the fourth quarter of 2017, an increase of $3.0 million compared to the fourth quarter of 2016.
The inclusion of Reltco, Inc. and National Assurance Title, Inc. (collectively referred to as "Reltco"), which were acquired in February 2017, contributed $1.8 million in noninterest income to the Company in the fourth quarter of 2017, a decline of $206 thousand compared to the third quarter of 2017.
Noninterest Expense
Noninterest expense for the fourth quarter of 2017 was $41.0 million compared to $32.4 million for the fourth quarter of 2016 and $35.9 million for the third quarter of 2017. Noninterest expense for the fourth quarter of 2017 included costs associated with several non-routine events in the quarter. The Company incurred expenses of $1.7 million of merger and acquisition related costs, $3.6 million due to the impairment of intangible assets associated with the acquisition of Reltco, $1.6 million due to contract modification for the continued operation of Reltco, $690 thousand for the impairment of a tax credit investment from the fourth quarter of 2016, and $360 thousand of stock based compensation expense related to restricted stock awards with an effective grant date of May 24, 2016, for key employee retention. The resulting noninterest expense adjusted for these non-routine items totaled $33.0 million in the fourth quarter of 2017, a decline from third quarter of 2017. See the accompanying GAAP to Non-GAAP Reconciliation for further information relative to non-routine items.
Salaries and employee benefits for the fourth quarter of 2017 increased to $19.0 million compared to $17.1 million for the fourth quarter of 2016. Included in these totals, total stock based compensation expense in the fourth quarter of 2017 was $1.8 million compared to $4.4 million for the fourth quarter of 2016. This decline was offset by the ongoing expansion of the Company’s business platform, workforce and related infrastructure to support its growth strategy along with the addition of Reltco personnel during the first quarter of 2017.
Compared to the fourth quarter of 2016, there were increases in data processing expense of $1.5 million and equipment expense of $1.9 million for the fourth quarter of 2017. The increase in data processing arose from the ongoing efforts of the Company to expand its technological competitive advantage and from the contribution of software development resources to Apiture. The latter move transferred the recognition of costs associated with the Company’s technology development from salaries and employee benefits to data processing. The increase in equipment expense reflected the higher levels of depreciation related to aircraft acquired in the first quarter of 2017 and solar panels acquired for the Company’s renewable energy leasing business.
Asset Quality
The unguaranteed exposure of nonperforming loans increased slightly to $3.6 million at December 31, 2017, compared to $3.3 million at September 30, 2017. Total unguaranteed nonperforming loans as a percentage of total loans and leases held for investment declined to 0.27% at December 31, 2017, compared to 0.28% at September 30, 2017. Total nonperforming loans increased slightly to $23.5 million in the fourth quarter of 2017 from $22.4 million at the end of the prior quarter.
The unguaranteed exposure of foreclosed assets decreased to $90 thousand at December 31, 2017, from $446 thousand at September 30, 2017. Foreclosed assets decreased $950 thousand to $1.3 million at December 31, 2017, from $2.2 million at September 30, 2017.
Net charge-offs amounted to $892 thousand in the fourth quarter of 2017 compared to $959 thousand in the third quarter of 2017 and $813 thousand in the fourth quarter of 2016. Net charge-offs as a percentage of average held for investment loans and leases, annualized, for the quarters ended December 31, 2017 and 2016 were 0.28% and 0.39%, respectively. Net charge-offs for the twelve months of 2017 totaled $3.6 million compared to $1.7 million for the twelve months of 2016.
Provision for Loan and Lease Losses
The provision for loan and lease losses for the fourth quarter of 2017 totaled $4.1 million compared to $2.4 million for the third quarter of 2017 and $3.8 million for the fourth quarter of 2016. The fourth quarter of 2017 provision exceeded net charge-offs by $3.2 million, thus adding to loan and lease loss reserves in consideration of the continued growth of the loan and lease portfolio.
The allowance for loan and lease losses totaled $24.2 million at December 31, 2017, compared to $21.0 million at September 30, 2017. The allowance for loan and lease losses as a percentage of total loans and leases held for investment was 1.80% at December 31, 2017 and September 30, 2017, respectively.
Income Tax
Income tax expense in the fourth quarter of 2017 totaled $1.6 million compared to a net income tax benefit of $3.0 million in the fourth quarter of 2016 and a benefit of $5.1 million in the third quarter of 2017. For the year ended December 31, 2017, there was a net income tax benefit of $2.2 million. This benefit was primarily driven by the Company’s leasing of renewable energy assets which generated $24.9 million in investment tax credits along with an estimated revaluation of the Company’s net deferred tax liability totaling $18.9 million as a result of the enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017.

Deposits
Total deposits increased by $247.4 million, or 12.3%, to $2.26 billion at December 31, 2017, compared to $2.01 billion at September 30, 2017, following successful deposit gathering campaigns. Average total interest-bearing deposits for the fourth quarter of 2017 increased $65.9 million, or 3.4%, to $2.01 billion, compared to $1.94 billion for the third quarter of 2017. The ratio of average total loans and leases to average interest-bearing deposits was 95.0% for the fourth quarter of 2017, compared to 91.1% for the third quarter of 2017.
Conference Call
Live Oak will host a conference call to discuss quarterly results at 9:00 a.m. ET tomorrow morning (January 25, 2018). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 2778286. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the webcast will be archived on the Company's website for one year. A replay of the conference call will also be available until 5:00 p.m. ET February 1, 2018, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).
Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company, a national online platform for small business lending.
Contacts:
Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three months ended
	4Q 2017	3Q 2017	2Q 2017	1Q 2017	4Q 2016
Interest income
Loans and fees on loans	$29,343	$26,977	$23,559	$19,754	$16,239
Investment securities, taxable	468	325	316	323	292
Other interest earning assets	725	870	470	342	383
Total interest income	30,536	28,172	24,345	20,419	16,914
Interest expense
Deposits	7,330	6,758	5,592	4,543	4,283
Borrowings	230	389	361	235	239
Total interest expense	7,560	7,147	5,953	4,778	4,522
Net interest income	22,976	21,025	18,392	15,641	12,392
Provision for loan and lease losses	4,055	2,426	1,556	1,499	3,844
Net interest income after provision for loan and lease losses	18,921	18,599	16,836	14,142	8,548
Noninterest income
Loan servicing revenue	6,001	6,490	6,174	5,923	5,668
Loan servicing asset revaluation	(6,307)	(3,691)	(1,164)	(2,009)	(3,340)
Net gains on sales of loans	23,314	18,148	18,176	18,952	22,513
Gain on contribution to equity method investment	68,000	—	—	—	—
Construction supervision fee income	699	362	286	429	868
Title insurance income	1,762	1,968	2,397	1,438	—
Other noninterest income	1,972	1,783	798	1,020	618
Total noninterest income	95,441	25,060	26,667	25,753	26,327
Noninterest expense
Salaries and employee benefits	18,982	19,037	17,968	18,682	17,121
Travel expense	2,089	2,289	2,148	1,598	1,811
Professional services expense	709	1,068	1,424	1,736	1,137
Advertising and marketing expense	1,386	1,516	1,976	1,485	1,109
Occupancy expense	2,177	1,473	1,350	1,195	1,267
Data processing expense	2,913	1,982	1,858	1,696	1,435
Equipment expense	2,474	2,228	1,703	1,074	550
Other loan origination and maintenance expense	1,383	1,601	981	1,005	824
Renewable energy tax credit investment impairment	690	—	—	—	3,197
FDIC insurance	898	858	724	726	910
Title insurance closing services expense	541	687	785	405	—
Impairment expense on goodwill and other intangibles	3,648	—	—	—	—
Other expense	3,134	3,117	2,383	3,383	3,023
Total noninterest expense	41,024	35,856	33,300	32,985	32,384
Income before taxes	73,338	7,803	10,203	6,910	2,491
Income tax (benefit) expense	1,608	(5,059)	408	798	(2,989)
Net income attributable to Live Oak Bancshares, Inc.	$71,730	$12,862	$9,795	$6,112	$5,480
Earnings per share
Basic	$1.80	$0.34	$0.28	$0.18	$0.16
Diluted	$1.74	$0.33	$0.27	$0.17	$0.16
Weighted average shares outstanding
Basic	39,879,345	37,366,041	34,618,721	34,466,904	34,235,375
Diluted	41,184,793	38,644,677	35,942,041	35,646,918	35,208,433

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended
	4Q 2017	3Q 2017	2Q 2017	1Q 2017	4Q 2016
Assets
Cash and due from banks	$295,271	$260,907	$207,373	$158,887	$238,008
Certificates of deposit with other banks	3,000	3,250	5,750	6,000	7,250
Investment securities available-for-sale	93,355	76,575	72,993	68,630	71,056
Loans held for sale	680,454	692,586	609,138	512,501	394,278
Loans and leases held for investment	1,343,973	1,169,887	1,084,503	999,270	907,566
Allowance for loan and lease losses	(24,190)	(21,027)	(19,560)	(18,195)	(18,209)
Net loans and leases	1,319,783	1,148,860	1,064,943	981,075	889,357
Premises and equipment, net	178,790	129,233	125,008	101,398	64,661
Foreclosed assets	1,281	2,231	2,140	1,706	1,648
Servicing assets	52,298	53,392	53,675	53,584	51,994
Other assets	134,242	65,155	57,087	48,344	37,009
Total assets	$2,758,474	$2,432,189	$2,198,107	$1,932,125	$1,755,261
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$57,868	$55,260	$40,966	$38,029	$27,990
Interest-bearing	2,202,395	1,957,631	1,830,755	1,601,114	1,457,086
Total deposits	2,260,263	2,012,891	1,871,721	1,639,143	1,485,076
Short term borrowings	—	—	10,000	13,100	—
Long term borrowings	26,564	26,872	52,173	27,473	27,843
Other liabilities	34,714	27,835	26,582	26,220	19,495
Total liabilities	2,321,541	2,067,598	1,960,476	1,705,936	1,532,414
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	268,557	266,336	150,939	147,933	149,966
Class B common stock (non-voting)	49,168	49,168	49,168	50,015	50,015
Retained earnings	120,241	49,707	38,041	28,938	23,518
Accumulated other comprehensive (loss) income	(1,033)	(620)	(517)	(697)	(652)
Total equity	436,933	364,591	237,631	226,189	222,847
Total liabilities and shareholders’ equity	$2,758,474	$2,432,189	$2,198,107	$1,932,125	$1,755,261

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2015
Interest income
Loans and fees on loans	$99,633	$55,107	$33,340
Investment securities, taxable	1,432	1,132	811
Other interest earning assets	2,407	1,033	300
Total interest income	103,472	57,272	34,451
Interest expense
Deposits	24,223	13,659	7,379
Borrowings	1,215	964	1,483
Total interest expense	25,438	14,623	8,862
Net interest income	78,034	42,649	25,589
Provision for loan and lease losses	9,536	12,536	3,806
Net interest income after provision for loan and lease losses	68,498	30,113	21,783
Noninterest income
Loan servicing revenue	24,588	21,393	16,081
Loan servicing asset revaluation	(13,171)	(8,391)	(6,229)
Net gains on sales of loans	78,590	75,326	67,385
Equity in earnings (loss) of non-consolidated affiliates	—	—	(26)
Gain on sale of investment in non-consolidated affiliate	—	—	3,782
Gain on contribution to equity method investment	68,000	—	—
Gain on sale of securities available-for-sale	—	1	13
Construction supervision fee income	1,776	2,667	1,623
Title insurance income	7,565	—	—
Other noninterest income	5,573	2,543	1,699
Total noninterest income	172,921	93,539	84,328
Noninterest expense
Salaries and employee benefits	74,669	62,996	40,323
Travel expense	8,124	8,205	7,379
Professional services expense	4,937	3,482	2,643
Advertising and marketing expense	6,363	4,534	4,333
Occupancy expense	6,195	4,573	3,475
Data processing expense	8,449	5,299	3,583
Equipment expense	7,479	2,246	2,119
Other loan origination and maintenance expense	4,970	2,825	2,069
Renewable energy tax credit investment impairment	690	3,197	—
FDIC insurance	3,206	1,417	514
Title insurance closing services expense	2,418	—	—
Impairment expense on goodwill and other intangibles	3,648	—	—
Other expense	12,017	7,671	5,277
Total noninterest expense	143,165	106,445	71,715
Income before taxes	98,254	17,207	34,396
Income tax (benefit) expense	(2,245)	3,443	13,795
Net income	100,499	13,764	20,601
Net loss attributable to noncontrolling interest	—	9	24
Net income attributable to Live Oak Bancshares, Inc.	$100,499	$13,773	$20,625
Earnings per share
Basic	$2.75	$0.40	$0.66
Diluted	$2.65	$0.39	$0.65
Weighted average shares outstanding
Basic	36,592,893	34,202,168	31,079,032
Diluted	37,859,535	35,086,959	31,973,146

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	4Q 2017	3Q 2017	2Q 2017	1Q 2017	4Q 2016
Income Statement Data
Net income attributable to Live Oak Bancshares, Inc.	$71,730	$12,862	$9,795	$6,112	$5,480
Per Common Share
Net income, basic	$1.80	$0.34	$0.28	$0.18	$0.16
Net income, diluted	1.74	0.33	0.27	0.17	0.16
Dividends declared	0.03	0.03	0.02	0.02	0.02
Book value	10.95	9.15	6.86	6.54	6.51
Tangible book value (1)	10.85	8.84	6.50	6.17	6.51
Performance Ratios
Return on average assets (annualized)	11.21%	2.18%	1.89%	1.33%	1.26%
Return on average equity (annualized)	68.33	16.79	16.53	10.93	9.95
Net interest margin	4.07	3.91	3.92	3.76	3.08
Efficiency ratio (1)	34.64	77.80	73.90	79.69	83.64
Noninterest income to total revenue	80.60	54.38	59.18	62.21	68.00
Selected Loan Metrics
Loans and leases originated	$483,422	$395,682	$586,471	$468,663	$514,565
Guaranteed loans sold	211,654	163,843	203,714	208,715	260,125
Average net gain on sale of guaranteed loans	110.15	110.76	91.68	90.80	86.55
Held for sale guaranteed loans (note amount) (2)	1,087,636	1,093,385	1,005,753	866,260	754,834
Quarterly increase (decrease) in note amount of held for sale guaranteed loans	(5,749)	87,632	139,493	111,426	62,556
Estimated net gain to be recognized on quarterly increase in guaranteed loans held for sale (3)	N/A	9,707	12,789	10,117	5,414
Asset Quality Ratios
Allowance for loan and lease losses to loans and leases held for investment	1.80%	1.80%	1.80%	1.82%	2.01%
Net charge-offs	$892	$959	$191	$1,513	$813
Net charge-offs to average loans and leases held for investment (4)	0.28%	0.34%	0.07%	0.63%	0.39%
Nonperforming loans	$23,480	$22,420	$21,856	$22,469	$23,781
Foreclosed assets	1,281	2,231	2,140	1,706	1,648
Nonperforming loans (unguaranteed exposure)	3,610	3,299	3,546	3,643	4,784
Foreclosed assets (unguaranteed exposure)	90	446	345	304	246
Nonperforming loans not guaranteed by the SBA and foreclosures	3,700	3,745	3,891	3,947	5,030
Nonperforming loans and foreclosures, not guaranteed by the SBA, to total assets	0.13%	0.15%	0.18%	0.20%	0.29%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	17.81%	17.78%	11.93%	12.79%	15.35%
Total capital (to risk-weighted assets)	18.91	18.93	13.08	14.01	16.60
Tier 1 risk based capital (to risk-weighted assets)	17.81	17.78	11.93	12.79	15.35
Tier 1 leverage capital (to average assets)	15.53	13.99	9.93	10.60	12.03
Notes to Quarterly Selected Financial Data
(1) See accompanying GAAP to Non-GAAP Reconciliation.

(2)	Includes the entire note amount, including undisbursed funds for the multi-advance loans.
(3) The estimated revenue from the sale of the quarterly increase in guaranteed loans is based on the average net gain on sale of loans for that quarter. This is an estimate based on the respective quarter activity and does not reflect actual gains to be recognized.
(4) Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three months ended December 31, 2017			Three months ended September 30, 2017
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Interest earning balances in other banks	$242,261	$725	1.19%	$292,066	$870	1.18%
Investment securities	90,884	468	2.04	73,312	325	1.76
Loans held for sale	643,764	9,819	6.05	653,342	9,922	6.03
Loans and leases held for investment (1)	1,264,721	19,524	6.12	1,116,209	17,055	6.06
Total interest earning assets	2,241,630	30,536	5.40	2,134,929	28,172	5.24
Less: allowance for loan and lease losses	(20,943)			(19,544)
Non-interest earning assets	338,148			242,014
Total assets	$2,558,835			$2,357,399

Interest bearing liabilities:
Interest bearing checking	$36,958	$83	0.89%	$35,127	$51	0.58%
Savings	566,050	1,992	1.40	196,220	682	1.38
Money market accounts	247,899	695	1.11	453,985	1,303	1.14
Certificates of deposit	1,157,405	4,560	1.56	1,257,072	4,722	1.49
Total interest bearing deposits	2,008,312	7,330	1.45	1,942,404	6,758	1.38
Other borrowings	26,756	230	3.41	42,219	389	3.66
Total interest bearing liabilities	2,035,068	7,560	1.47	1,984,623	7,147	1.43
Non-interest bearing deposits	57,917			43,652
Non-interest bearing liabilities	45,933			22,650
Shareholders' equity	419,917			306,474
Total liabilities and shareholders' equity	$2,558,835			$2,357,399

Net interest income and interest rate spread		$22,976	3.93%		$21,025	3.81%

Net interest margin			4.07			3.91

Ratio of average interest-earning assets to average interest-bearing liabilities			110.15%			107.57%

(1)    Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	4Q 2017	3Q 2017	2Q 2017	1Q 2017	4Q 2016
Total shareholders’ equity	$436,933	$364,591	$237,631	$226,189	$222,847
Less:
Goodwill	—	7,278	7,266	7,165	—
Other intangible assets	4,264	5,126	5,292	5,410	—
Tangible shareholders’ equity (a)	$432,669	$352,187	$225,073	$213,614	$222,847
Shares outstanding (c)	39,895,583	39,862,147	34,639,848	34,600,819	34,253,602
Total assets	$2,758,474	$2,432,189	$2,198,107	$1,932,125	$1,755,261
Less:
Goodwill	—	7,278	7,266	7,165	—
Other intangible assets	4,264	5,126	5,292	5,410	—
Tangible assets (b)	$2,754,210	$2,419,785	$2,185,549	$1,919,550	$1,755,261
Tangible shareholders’ equity to tangible assets (a/b)	15.71%	14.55%	10.30%	11.13%	12.70%
Tangible book value per share (a/c)	$10.85	$8.84	$6.50	$6.17	$6.51
Efficiency ratio:
Noninterest expense (d)	$41,024	$35,856	$33,300	$32,985	$32,384
Net interest income	22,976	21,025	18,392	15,641	12,392
Noninterest income	95,441	25,060	26,667	25,753	26,327
Less: gain on sale of securities	—	—	—	—	—
Adjusted operating revenue (e)	$118,417	$46,085	$45,059	$41,394	$38,719
Efficiency ratio (d/e)	34.64%	77.80%	73.90%	79.69%	83.64%

Live Oak Bancshares, Inc. GAAP to Non-GAAP Reconciliation (Continued) (Dollars in thousands)

	Three months ended			Twelve months ended
	4Q 2017	3Q 2017	4Q 2016	4Q 2017	4Q 2016
Reconciliation of net income to non-GAAP net income for non-routine income and expenses:
Net income attributable to Live Oak Bancshares, Inc.	$71,730	$12,862	$5,480	$100,499	$13,773
Provision for loans reclassified as held for investment	—	—	—	—	4,023
Gain on contribution to equity method investment	(68,000)	—	—	(68,000)	—
Stock based compensation expense for restricted stock awards with an effective grant date of May 24, 2016, as discussed in Note 10 of our March 31, 2016 Form 10-Q	360	286	3,365	1,370	8,973
Merger costs associated with Reltco acquisition and Apiture investment	1,718	390	—	2,874	—
Trade-in loss on aircraft	—	—	—	206	—
Impairment charge taken on aircraft held for sale	—	—	1,422	—	1,422
Impairment expense on goodwill and other intangibles	3,648	—	—	3,648	—
Contract modification of Reltco	1,600	—	—	1,600	—
Renewable energy tax credit investment income, impairment and loss	710	—	3,239	690	3,239
Income tax effects and adjustments for non-GAAP items *	23,986	(270)	(3,210)	23,045	(7,062)
Deferred tax liability revaluation	(18,921)	—	—	(18,921)	—
Other renewable energy tax expense	44	44	176	176	176
Renewable energy tax credit	—	—	(4,396)	—	(4,396)
Non-GAAP net income	$16,875	$13,312	$6,076	$47,187	$20,148
* Estimated at 40.0%
Non-GAAP earnings per share:
Basic	$0.42	$0.36	$0.18	$1.29	$0.59
Diluted	$0.41	$0.34	$0.17	$1.25	$0.57

Weighted-average shares outstanding:
Basic	39,879,345	37,366,041	34,235,375	36,592,893	34,202,168
Diluted	41,184,793	38,644,677	35,208,433	37,859,535	35,086,959

Reconciliation of financial statement line items as reported to adjusted for non-routine income and expenses:
Noninterest income, as reported	$95,441	$25,060	$26,327	$172,921	$93,539
Gain on contribution to equity method investment	(68,000)	—	—	(68,000)	—
Renewable energy tax credit investment income	20	—	42	—	42
Noninterest income, as adjusted	27,461	25,060	26,369	104,921	93,581

Live Oak Bancshares, Inc. GAAP to Non-GAAP Reconciliation (Continued) (Dollars in thousands)

	Three months ended			Twelve months ended
	4Q 2017	3Q 2017	4Q 2016	4Q 2017	4Q 2016
Provision for loan and lease losses, as reported	4,055	2,426	3,844	9,536	12,536
Provision for loans reclassified as held for investment	—	—	—	—	(4,023)
Provision for loan and lease losses, as adjusted	4,055	2,426	3,844	9,536	8,513

Noninterest expense, as reported	41,024	35,856	32,384	143,165	106,445
Stock based compensation expense	(360)	(286)	(3,365)	(1,370)	(8,973)
Merger costs associated with Reltco acquisition and Apiture investment	(1,718)	(390)	—	(2,874)	—
Trade-in loss on aircraft	—	—	—	(206)	—
Impairment charge taken on aircraft held for sale	—	—	(1,422)	—	(1,422)
Impairment expense on goodwill and other intangibles	(3,648)	—	—	(3,648)	—
Contract modification of Reltco	(1,600)	—	—	(1,600)	—
Renewable energy tax credit investment impairment and loss	(690)	—	(3,197)	(690)	(3,197)
Noninterest expense, as adjusted	33,008	35,180	24,400	132,777	92,853

Income tax (benefit) expense, as reported	1,608	(5,059)	(2,989)	(2,245)	3,443
Income tax effects and adjustments for non-recurring income and expenses	(23,986)	270	3,210	(23,045)	7,062
Deferred tax liability revaluation	18,921	—	—	18,921	—
Other renewable energy tax expense	(44)	(44)	(176)	(176)	(176)
Renewable energy tax credit	—	—	4,396	$—	4,396
Income tax (benefit) expense, as adjusted	$(3,501)	$(4,833)	$4,441	$(6,545)	$14,725
This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.